UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 27, 2006

PlanetOut Inc.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	000-50879 (Commission File Number)	94-3391368 (IRS Employer Identification No.)

1355 Sansome Street, San Francisco, CA (Address of principal executive offices)	94111 (Zip Code)
Registrant’s telephone number, including area code (415) 834-6500
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.
CFO Compensation Adjustment
     On July 27, 2006, upon recommendation by the Compensation Committee of PlanetOut Inc. (the “Company”), the Company’s Board of Directors approved an increase in the annual salary of Daniel Miller, the Company’s Chief Financial Officer and Treasurer, from $200,000 to $235,000, with an effective date of July 1, 2006. The Board also approved a restricted stock grant for Miller of 5,000 shares of the Company’s Common Stock. Subject to the limitations contained in the Restricted Stock Agreement, 100% of the restriction on the shares subject to this grant will lapse upon the first day following February 15, 2007 on which the Company’s trading window opens pursuant to the Company’s Insider Trading Policy, unless the trading window does not open during a quarter, in which case such restrictions will lapse on the last business day immediately preceding the 16th day of the last month of that quarter, in accordance with the Company’s 2004 Equity Incentive Plan (the “Vesting Date”).
CTO Compensation Adjustment
     On July 27, 2006, upon recommendation by the Company’s Compensation Committee, the Company’s Board of Directors approved an increase in the annual salary of Peter Kretzman, the Company’s Chief Technology Officer, from $190,000 to $225,000, with an effective date of July 1, 2006. The Board also approved a restricted stock grant for Mr. Kretzman of 5,000 shares of the Company’s Common Stock. Subject to the limitations contained in the Restricted Stock Agreement, 100% of the restriction on the shares subject to this grant will lapse upon the Vesting Date, provided that on the Vesting Date specific performance targets have been met.
President & COO Compensation Adjustment
     On August 2, 2006, in conjunction with his appointment as President and Chief Operating Officer, Jeffrey T. Soukup and the Company amended and restated Mr. Soukup’s employment agreement with the Company. Mr. Soukup’s annual base compensation was increased from $255,000 to $330,000, with an effective date of July 1, 2006. Mr. Soukup is eligible for an annual incentive bonus with a target equal to a minimum of 30% of his annual base compensation based upon criteria established in advance by the Company’s CEO and approved by the Board of Directors. Mr. Soukup will also receive a one-time bonus of $280,000, or such higher amount as the Board of Directors may determine, if he is employed by the Company on December 31, 2006. The amount of this retention bonus shall be subtracted from any incentive bonus Mr. Soukup would otherwise receive in 2007 for services performed in 2006.
     Mr. Soukup also received a restricted stock grant of 40,000 shares of the Company’s Common Stock. Subject to the limitations contained in the Restricted Stock Agreement, 10,000 shares shall vest on January 1, 2007 and 5,000 shares shall vest on the first day following July 1, 2007 and each January 1 and July 1 thereafter on which the Company’s trading window opens pursuant to the Company’s Insider Trading Policy, unless the trading window does not open during a quarter, in which case such portion of the restricted stock grant will vest on the last business day immediately preceding the 16th day of the last month of that quarter, in accordance with the Company’s 2004 Equity Incentive Plan. Notwithstanding the foregoing, if Mr. Soukup’s employment is terminated other than for cause, and a January 1 or July 1 vesting date has occurred but the Company’s trading window has not opened since such date, then the vesting of the shares associated with such January 1 or July 1 date shall be deemed to occur as of the date of termination of service.
     If Mr. Soukup’s employment is terminated for any reason other than for cause or permanent disability, then subject to signing a release of any claims he may have against the Company and certain other limitations, he will be entitled to receive (a) his base compensation for a period of twelve months, (b) an “Average Bonus” to be calculated as follows: (i) if termination occurs before January 1, 2008, the amount of $75,000.00; (ii) if termination occurs during calendar year 2008, the average of $75,000.00 and the amount Mr. Soukup received as an incentive bonus for performance in 2007; and (iii) if termination occurs on or after January 1, 2009, the average of the last two annual incentive bonuses paid during the 24 months prior to termination, to be paid monthly and ratably over a twelve month period, (c) the acceleration of the vesting of any outstanding stock options or other equity securities such that he will become vested in an additional number of shares subject to such stock options or other equity securities as if he provided another twelve months of service with the Company, and (d) continuation of his and his partner’s health insurance coverage for a period of twelve months.
     If Mr. Soukup’s employment is terminated for any reason other than cause or permanent disability within 16 months following a change of control of the Company, subject to signing a release of any claims he may have against the Company and certain other limitations, he will be entitled to receive (a) his base compensation for a period of 24 months, (b) an amount equal to two times the Average Bonus, to be paid monthly and ratably over a 24 month period, (c) the acceleration of the vesting of any outstanding stock options or other equity securities such that he will become vested in an additional number of shares subject to such stock options or other equity securities as if he provided another 24 months of service with the Company, and (d) continuation of his and his partner’s health insurance coverage for a period of 24 months. If Mr. Soukup voluntarily terminates his employment following a change of control, subject to signing a release of any claims he may have against the Company and certain other limitations, he will be entitled to receive (a) his base compensation for a period of 18 months, (b) an amount equal to 1.5 times the Average Bonus, to be paid monthly and ratably over an 18 month period, (c) the acceleration of the vesting of any outstanding stock options or other equity securities such that he will become vested in an additional number of shares subject to such stock options or other equity securities as if he provided another 18 months of service with the Company, and (d) continuation of his and his partner’s health insurance coverage for a period of 18 months.
     A complete copy of Mr. Soukup’s amended and restated employment agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01     Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
99.1	Amended and Restated Employment Agreement, dated August 2, 2006, by and between the Company and Jeffrey T. Soukup.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PlanetOut Inc.
Date: August 2, 2006	By:	/s/ Daniel J. Miller
Daniel J. Miller
Senior Vice President, Chief Financial Officer and Treasurer

Exhibit No.	Description
99.1	Amended and Restated Employment Agreement, dated August 2, 2006, by and between the Company and Jeffrey T. Soukup.